SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 21, 2009

VANITY EVENTS HOLDING, INC.
 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

43 West 33rd Street, Suite 600
New York, NY 10001
(Address of principal executive offices) (zip code)

Copies to:
Richard A. Friedman, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2009, the Board of Directors elected Mr. Eliezer Goldish to serve as Chief Financial Officer and Director of Vanity Events Holding, Inc. (the “Company”). Mr. Goldish does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Mr. Goldish served as an auditor for RSM McGladrey, Inc. from September 2006 through July 2008, where he was primarily responsible for the portfolio evaluation of two of the group’s largest clients with $15 Billion and $6 Billion under management, respectively. Prior to that, from 2003 until 2006 Mr. Goldish studied at the Lander College for Men (an Honors Division of Touro College) on a full academic scholarship where he majored in Accounting. While studying at Lander College, Mr. Goldish founded and served as Vice-President of the Lander Accounting Club, and edited and wrote for the Lander Chronicle. Mr. Goldish continues to serve as the Founder of the Jewish Economics Survey, where he conducts surveys of the Orthodox Jewish Community, as well as Vice Chairman of the Lander College Alumni Association, of which he has been a member since September 2008.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANITY EVENTS HOLDING, INC.

Dated: September 23, 2009	By:	/s/ Steven Moskowitz
Name: Steven Moskowitz
Title: Chief Executive Officer